Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Second Quarter Financial Results

MOUNT PLEASANT, Texas, July 24, 2017 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, today reported second quarter 2017 results. The company's net income available to common shareholders was $4.0 million, or $0.40 per basic share, for the quarter ended June 30, 2017, compared to $2.5 million, or $0.27 per basic share, for the quarter ended June 30, 2016. The growth in net income was primarily attributable to growth in net interest income of $1.5 million, and the growth in earnings per share was impacted by the issuance of 2,300,000 shares of common stock in the company's initial public offering, which closed in May 2017. Returns on average assets and average equity for the second quarter were 0.85% and 8.85%, respectively, compared to 0.57% and 6.83%, respectively, for the same period during 2016.

Net interest income for the second quarter of 2017 and 2016 was $14.8 million and $13.3 million, respectively, an increase of 10.9%. Net interest margin for the second quarter of 2017 and 2016 was 3.40% and 3.27%, respectively. Net interest income and net interest margin, on a taxable equivalent basis, was $15.2 million and 3.53%, respectively, for the second quarter of 2017.

The provision for loan losses was $800,000 in the second quarter of 2017 compared with $650,000 in the first quarter of 2017 and $2.0 million in the second quarter of 2016. The provision for loan losses in the second quarter of 2017 reflects a significant decrease over the prior year's quarter as a result of improvements in asset quality over the respective periods. The level of provision during the second quarter of 2017 is primarily attributable to growth in our loan portfolio of $43.7 million during the quarter. Nonperforming assets as a percentage of total loans were 0.71% at June 30, 2017, compared to 0.66% at March 31, 2017, and 1.01% at June 30, 2016. Classified loans totaled $22.3 million at June 30, 2017, compared to $22.4 million at March 31, 2017, and $35.7 million at June 30, 2016.

Noninterest income increased 6.3% in the second quarter of 2017 to $3.5 million, compared to $3.3 million in the same quarter a year ago. Merchant and debit card fees increased 15.3% to $791,000, compared to $686,000 in the same quarter last year due to continued growth in net new accounts and debit cards. All other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense for the second quarter of 2017 totaled $11.9 million, compared to $11.4 million in the second quarter of 2016, an increase of 4.6%. The increase in noninterest expense in the second quarter of 2017 was primarily driven by a $203,000 increase in salary and employee benefit expense when compared to the same quarter a year ago, a $137,000 increase in occupancy expenses and a $111,000 increase in other expenses. The company's efficiency ratio in the second quarter of 2017 was 65.10%, compared to 68.28% in the same quarter last year.

For the six months ended June 30, 2017, net income increased 44.7% to $7.5 million from $5.2 million for the same period a year ago. Basic earnings per share rose to $0.80 for the six months ended June 30, 2017 from $0.57 during the same period last year. Net interest income increased 11.1% to $29.0 million for the six months ended June 30, 2017 from $26.1 million during the same period a year ago. The provision for loan losses totaled $1.5 million, compared to $2.4 million for the six months ended June 30, 2016. Noninterest income was $6.8 million for the six months ended June 30, 2017, compared to $6.2 million a year ago. Noninterest expense was $24.0 million for the six months ended June 30, 2017, compared to $22.9 million during the same period last year.

As of June 30, 2017, consolidated assets for the company totaled $1.9 billion, compared to $1.8 billion at December 31, 2016 and $1.8 billion at June 30, 2016. Loans totaled $1.3 billion at quarter end, compared to loans of $1.2 billion at December 31, 2016, and $1.2 billion at June 30, 2016. Deposits totaled $1.6 billion at June 30, 2017, compared to $1.6 billion at December 31, 2016, and $1.5 billion at June 30, 2016. Shareholders' equity rose to $204.6 million as of June 30, 2017, compared to $141.9 million at December 31, 2016, and $144.7 million at June 30, 2016.

Guaranty Bancshares Chairman and Chief Executive Officer, Ty Abston, said, "We continue to execute on our growth plans for 2017 and are pleased with the first half results.   We see several opportunities in front of us to further expand the Guaranty brand and continue to capitalize on the benefits of additional asset growth."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2017		2016
	June 30	March 31	December 31	September 30	June 30
ASSETS
Cash and due from banks	$36,389	$32,576	$39,605	$31,233	$34,724
Federal funds sold	17,700	83,175	60,600	61,175	51,150
Interest-bearing deposits	29,217	28,006	27,338	26,891	28,326
Total cash and cash equivalents	83,306	143,757	127,543	119,299	114,200
Securities available for sale	246,233	214,463	156,925	143,243	179,939
Securities held to maturity	182,248	185,837	189,371	193,083	197,969
Loans held for sale	2,435	1,446	2,563	3,086	2,922
Loans, net	1,284,318	1,241,215	1,233,651	1,218,175	1,173,555
Accrued interest receivable	7,631	6,304	7,419	5,904	6,957
Premises and equipment, net	44,491	44,823	44,810	45,043	43,841
Other real estate owned	1,733	1,637	1,692	1,384	1,414
Cash surrender value of life insurance	18,035	17,922	17,804	17,212	17,100
Deferred tax asset	4,121	4,426	4,892	3,650	3,014
Core deposit intangible, net	3,016	3,162	3,308	3,453	3,557
Goodwill	18,742	18,742	18,742	18,742	18,601
Other assets	16,160	17,465	19,616	20,681	16,217
Total assets	$1,912,469	$1,901,199	$1,828,336	$1,792,955	$1,779,286

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$387,725	$370,810	$358,752	$347,876	$335,690
Interest-bearing deposits	1,258,648	1,300,361	1,218,039	1,187,485	1,156,225
Total deposits	1,646,373	1,671,171	1,576,791	1,535,361	1,491,915
Securities sold under agreements to repurchase	14,153	12,663	10,859	12,709	14,817
Accrued interest and other liabilities	7,921	7,595	6,006	6,753	7,005
Other debt	—	18,929	18,286	9,643	10,000
Federal Home Loan Bank advances	25,161	25,165	55,170	60,174	90,532
Subordinated debentures	14,310	19,310	19,310	20,310	20,310
Total liabilities	1,707,918	1,754,833	1,686,422	1,644,950	1,634,579
Commitments and contingent liabilities:
KSOP-owned shares	—	34,300	31,661	39,923	39,923

Shareholders' equity	204,551	146,366	141,914	148,005	144,707
Less: KSOP-owned shares	—	34,300	31,661	39,923	39,923
Total shareholders' equity	204,551	112,066	110,253	108,082	104,784
Total liabilities and shareholders' equity	$1,912,469	$1,901,199	$1,828,336	$1,792,955	$1,779,286

	Quarter Ended
	2017		2016
	June 30	March 31	December 31	September 30	June 30
INCOME STATEMENTS
Interest income	$17,792	$17,136	$16,717	$16,427	$16,095
Interest expense	2,993	2,895	2,692	2,759	2,751
Net interest income	14,799	14,241	14,025	13,668	13,344
Provision for loan losses	800	650	400	840	1,950
Net interest income after provision for loan losses	13,999	13,591	13,625	12,828	11,394

Noninterest income	3,516	3,282	3,414	3,402	3,309
Noninterest expense	11,906	12,045	12,040	11,480	11,383
Income before income taxes	5,609	4,828	4,999	4,750	3,320
Income tax provision	1,633	1,312	1,425	1,380	820
Net earnings	$3,976	$3,516	$3,574	$3,370	$2,500

PER COMMON SHARE DATA
Earnings per common share, basic	$0.40	$0.40	$0.40	$0.38	$0.27
Earnings per common share, diluted	0.39	0.40	0.40	0.38	0.27
Cash dividends per common share	0.26	—	0.26	—	0.26
Book value per common share - end of quarter	18.50	16.72	16.22	16.53	16.16
Tangible book value per common share - end of quarter(1)	16.53	14.22	13.70	14.05	13.68
Common shares outstanding - end of quarter	11,058,956	8,753,933	8,751,923	8,955,476	8,955,476
Weighted-average common shares outstanding, basic	10,019,049	8,751,945	8,968,262	8,955,476	9,257,995
Weighted-average common shares outstanding, diluted	10,106,825	8,784,410	8,976,328	8,965,057	9,267,642

PERFORMANCE RATIOS
Return on average assets (annualized)	0.85%	0.76%	0.79%	0.75%	0.57%
Return on average equity (annualized)	8.85	9.72	9.68	9.20	6.83
Net interest margin (annualized)	3.40	3.24	3.32	3.26	3.27
Efficiency ratio (1)	65.10	68.74	69.04	67.51	68.28

	Six Months Ended
	June 30,
	2017	2016
INCOME STATEMENTS
Interest income	$34,928	$31,564
Interest expense	5,888	5,417
Net interest income	29,040	26,147
Provision for loan losses	1,450	2,400
Net interest income after provision for loan losses	27,590	23,747
Noninterest income	6,798	6,200
Noninterest expense	23,951	22,860
Income before income taxes	10,437	7,087
Income tax provision	2,945	1,910
Net earnings	$7,492	$5,177

PER COMMON SHARE DATA
Earnings per common share, basic	$0.80	$0.57
Earnings per common share, diluted	0.79	0.57
Cash dividends per common share	0.26	0.26
Book value per common share - end of quarter	18.50	16.16
Common shares outstanding - end of quarter	11,058,956	8,955,476
Weighted-average common shares outstanding, basic	9,388,998	8,968,052
Weighted-average common shares outstanding, diluted	9,449,271	8,977,966

PERFORMANCE RATIOS
Return on average assets	0.80%	0.59%
Return on average equity	9.23	7.22
Net interest margin	3.37	3.24
Efficiency ratio (1)	66.88	70.64
(1) See Reconciliation of non-GAAP Financial Measures table
(2) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2017		2016
	June 30	March 31	December 31	September 30	June 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$217,497	$205,903	$223,997	$224,617	$218,397
Real estate:
Construction and development	177,600	152,760	129,366	125,045	108,698
Commercial real estate	378,722	372,855	367,656	360,676	347,432
Farmland	63,839	62,130	62,362	61,902	66,174
1-4 family residential	356,457	360,873	362,952	348,401	334,569
Multi-family residential	28,833	23,943	26,079	34,538	36,860
Consumer	51,677	52,816	53,505	54,345	53,027
Agricultural	21,854	21,473	18,901	19,223	19,444
Overdrafts	364	390	317	594	560
Total loans(1)	$1,296,843	$1,253,143	$1,245,135	$1,229,341	$1,185,161

	Quarter Ended
	2017		2016
	June 30	March 31	December 31	September 30	June 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$11,928	$11,484	$11,166	$11,606	$9,665
Loans charged-off	(302)	(248)	(243)	(1,330)	(85)
Recoveries	99	42	161	50	76
Net recoveries (charge-offs)	(203)	(206)	(82)	(1,280)	(9)
Provision for loan losses	800	650	400	840	1,950
Balance at end of period	$12,525	$11,928	$11,484	$11,166	$11,606

Allowance for loan losses / period-end loans	0.97%	0.95%	0.92%	0.91%	0.98%
Allowance for loan losses / nonperforming loans	316.4	389.0	260.5	179.4	110.5
Net charge-offs / average loans (annualized)	0.06	0.07	0.03	0.42	—

SUMMARY OF LOAN CLASSIFICATION
Special mention	$10,316	$10,192	$11,791	$11,119	$17,847
Substandard	12,019	11,986	14,752	12,556	13,885
Doubtful	—	182	136	146	3,981
Total classified loans	$22,335	$22,360	$26,679	$23,821	$35,713

NON-PERFORMING ASSETS
Non-accrual loans(2)	$3,958	$3,066	$4,409	$6,223	$10,502
Other real estate owned	1,733	1,637	1,692	1,384	1,414
Repossessed assets owned	3,501	3,526	3,530	3,973	37
Total non-performing assets	$9,192	$8,229	$9,631	$11,580	$11,953

Non-performing assets as a percentage of:
Total loans(1)(2)	0.71%	0.66%	0.77%	0.94%	1.01%
Total assets	0.48%	0.43%	0.53%	0.65%	0.67%

Restructured loans-nonaccrual	—	42	43	42	3,220
Restructured loans-accruing	323	330	462	1,354	1,360

	Quarter Ended
	2017		2016
	June 30	March 31	December 31	September 30	June 30
NONINTEREST INCOME
Service charges	$938	$877	$905	$914	$888
Net realized gain (loss) on securities transactions	25	—	—	64	(19)
Net realized gain on sale of loans	472	429	487	486	519
Fiduciary income	343	350	347	364	345
Bank-owned life insurance income	114	117	116	112	107
Merchant and debit card fees	791	732	715	690	686
Loan processing fee income	163	145	149	161	170
Other noninterest income	670	632	695	611	613
Total noninterest income	$3,516	$3,282	$3,414	$3,402	$3,309

NONINTEREST EXPENSE
Employee compensation and benefits	$6,440	$6,987	$6,554	$6,370	$6,237
Occupancy expenses	1,866	1,748	1,674	1,720	1,729
Legal and professional fees	419	361	577	481	426
Software and technology	517	483	502	451	441
Amortization	259	264	261	240	237
Director and committee fees	248	259	260	222	230
Advertising and promotions	335	241	263	278	272
ATM and debit card expense	264	249	228	203	233
Telecommunication expense	141	143	171	130	146
FDIC insurance assessment fees	174	191	300	300	300
Other noninterest expense	1,243	1,119	1,250	1,085	1,132
Total noninterest expense	$11,906	$12,045	$12,040	$11,480	$11,383

	Six Months Ended
	June 30,
	2017	2016
NONINTEREST INCOME
Service charges	$1,815	$1,711
Net realized gain (loss) on securities transactions	25	18
Net realized gain on sale of loans	901	745
Fiduciary income	693	694
Bank-owned life insurance income	231	225
Merchant and debit card fees	1,523	1,336
Loan processing fee income	308	312
Other noninterest income	1,302	1,159
Total noninterest income	$6,798	$6,200

NONINTEREST EXPENSE
Employee compensation and benefits	$13,427	$12,687
Occupancy expenses	3,614	3,476
Legal and professional fees	780	877
Software and technology	1,000	917
Amortization	523	479
Director and committee fees	507	458
Advertising and promotions	576	474
ATM and debit card expense	513	502
Telecommunication expense	284	308

FDIC insurance assessment fees	365	600
Other noninterest expense	2,362	2,082
Total noninterest expense	$23,951	$22,860
(1) Excludes outstanding balances of loans held for sale of $2.4 million, $1.4 million, $2.6 million, $3.1 million, and $2.9 million as of June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.
(2) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,273,989	$15,214	4.79%	$1,160,885	$13,649	4.73%
Securities available for sale	217,031	1,198	2.21%	206,302	927	1.81%
Securities held to maturity	184,524	1,123	2.44%	199,985	1,336	2.69%
Nonmarketable equity securities	5,774	64	4.45%	8,808	85	3.88%
Interest-bearing deposits in other banks	66,272	193	1.17%	66,325	98	0.59%
Total interest-earning assets	1,747,590	$17,792	4.08%	1,642,305	$16,095	3.94%
Allowance for loan losses	(12,054)			(10,653)
Noninterest-earnings assets	144,489			137,411
Total assets	$1,880,025			$1,769,063
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,251,623	$2,627	0.84%	$1,159,625	$2,276	0.79%
Advances from FHLB and fed funds purchased	25,163	44	0.70%	79,448	91	0.46%
Other debt	8,431	120	5.71%	13,007	154	4.76%
Subordinated debentures	16,750	188	4.50%	20,310	217	4.30%
Securities sold under agreements to repurchase	13,437	14	0.42%	13,501	13	0.39%
Total interest-bearing liabilities	1,315,404	$2,993	0.91%	1,285,891	$2,751	0.86%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	377,994			330,887
Accrued interest and other liabilities	6,991			5,967
Total noninterest-bearing liabilities	384,985			336,854
Shareholders’ equity	179,636			146,318
Total liabilities and shareholders’ equity	$1,880,025			$1,769,063
Net interest rate spread(2)			3.17%			3.08%
Net interest income		$14,799			$13,344
Net interest margin(3)			3.40%			3.27%
(1) Includes average outstanding balances of loans held for sale of $1.4 million and $1.5 million for the three months ended June 30, 2017 and 2016 respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Six Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,253,670	$29,629	4.77%	$1,126,049	$26,563	4.74%
Securities available for sale	202,421	2,302	2.29%	243,626	2,348	1.94%
Securities held to maturity	186,064	2,252	2.44%	171,854	2,297	2.69%
Nonmarketable equity securities	7,251	320	8.90%	8,268	132	3.21%
Interest-bearing deposits in other banks	89,189	425	0.96%	74,228	224	0.61%
Total interest-earning assets	1,738,595	$34,928	4.05%	1,624,025	$31,564	3.91%
Allowance for loan losses	(11,810)			(10,053)
Noninterest-earnings assets	144,418			136,638
Total assets	$1,871,203			$1,750,610
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,252,962	$5,031	0.81%	$1,173,073	$4,462	0.76%
Advances from FHLB and fed funds purchased	37,209	112	0.61%	51,603	143	0.56%
Other debt	13,534	325	4.84%	15,506	348	4.51%
Subordinated debentures	18,023	395	4.42%	20,810	439	4.24%
Securities sold under agreements to repurchase	12,263	25	0.41%	12,422	25	0.40%
Total interest-bearing liabilities	1,333,991	$5,888	0.89%	1,273,414	$5,417	0.86%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	368,341			328,178
Accrued interest and other liabilities	6,576			5,516
Total noninterest-bearing liabilities	374,917			333,694
Shareholders’ equity	162,295			143,502
Total liabilities and shareholders’ equity	$1,871,203			$1,750,610
Net interest rate spread(2)			3.16%			3.05%
Net interest income		$29,040			$26,147
Net interest margin(3)			3.37%			3.24%
(1) Includes average outstanding balances of loans held for sale of $2.8 million and $3.0 million for the six months ended June 30, 2017 and 2016 respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2017		2016
	June 30	March 31	December 31	September 30	June 30
Total shareholders’ equity, including KSOP-owned shares	$204,551	$146,366	$141,914	$148,005	$144,707
Adjustments:
Goodwill	(18,742)	(18,742)	(18,742)	(18,742)	(18,601)
Core deposit and other intangibles	(3,016)	(3,162)	(3,308)	(3,453)	(3,557)
Total tangible common equity	$182,793	$124,462	$119,864	$125,810	$122,549
Common shares outstanding - end of period(1)	11,058,956	8,753,933	8,751,923	8,955,476	8,955,476
Book value per common share	$18.50	$16.72	$16.22	$16.53	$16.16
Tangible book value per common share	$16.53	$14.22	$13.70	$14.05	$13.68
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services that are tailored to meet the needs of small and medium-sized businesses, professionals, and individuals. Guaranty Bank & Trust has 26 banking locations across 18 Texas communities located within the East Texas, Dallas/Fort Worth metroplex and Bryan/College Station markets of Texas. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:
Analysts/Investors:

Cappy A. Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.